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                                                                      EX-99.23.j



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 18, 2002 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 16 to Johnson Mutual Funds Trust's Registration Statement on Form N-1A (file No. 33-52970), including the reference to our firm on the back cover of the Prospectuses, and the references to our firm under the heading "Financial Highlights" in the Prospectuses and heading "Accountants" in the Statements of Additional Information.


         /s/
-------------------------------
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
April 30, 2002